                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 30, 2008

                              AETHLON MEDICAL, INC.
               (Exact name of Registrant as specified in charter)


NEVADA                               000-21846                13-3632859
------                               ---------                ----------
(State or other jurisdiction        (Commission               (IRS Employer
of incorporation)                   File Number)          Identification Number)

                       3030 Bunker Hill Street, Suite 4000
                           San Diego, California 92109
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (858) 459-7800

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

FORWARD LOOKING STATEMENTS

         This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the Filings the words "anticipate, "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

         Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.


ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On December 30, 2008, Registrant entered into a Modification and Amendment Agreement with three investors (the "Modification Agreement"). Under the terms of the Modification Agreement, notes originally issued December 5, 2007, in an aggregate principal amount of $450,000, and on January 18, 2008 in an aggregate principal amount of $220,000 (collectively, the "Original Notes") were modified to extend the maturity date and include conversion rights on the part of the holders ("Investors"). In addition, the Registrant issued new notes (the "New Notes") to the Investors, representing amounts due for accrued but unpaid interest under the Original Notes in the aggregate amount of $217,425, and amounts due for accrued but unpaid damages under the Original Notes in the aggregate amount of $355,786.01. All of the New Notes and the amended Original Notes will accrue interest at a rate of ten percent (10%) per annum and have a maturity date of July 1, 2009.

         All of the New Notes and the amended Original Notes provide for conversion rights on the part of the Investors at any time prior to the maturity date of the notes. The principal and interest under the New Notes and the amended Original Notes, subject to adjustment as provided in the Modification Agreement, are convertible into shares of the common stock of the Registrant at the "Conversion Price" per share equal to the lesser of (i) $0.25 and (ii) eighty percent (80%) of the three day average of the closing bid prices of the Common Stock as reported by Bloomberg L.P. on the date preceding a conversion date subject to a "Floor Price" of $0.15. All of the New Notes and the amended Original Notes contain an antidilution feature, whereby upon the issuance by Registrant of common stock or securities convertible into common stock at a price per share less than the Floor Price, the Conversion Price shall be adjusted downward to match such new lower issuance price. The Conversion Price will also adjust equitably for certain events, such as recapitalizations, stock splits, dividends and similar events affecting all classes of securities.

         Under the terms of the Modification Agreement, in addition to the modification of the Original Notes and the issuances of the New Notes, the Registrant has extended the exercise period of the common stock purchase warrants original issued on December 5, 2007 and January 18, 2008 (in connection with the issuance of the Original Notes), to July 1 2012.

         The foregoing description of the material terms of the Modification Agreement, the amended Original Notes and New Notes does not purport to be complete and is qualified in its entirety by the Exhibits attached hereto, each of which is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

         The information set forth in Item 1.01 is hereby incorporated into this
Item 3.02. The Modification Agreement and related Notes were made in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each Investor represented to the Registrant that such Investor was an "accredited investor" as such term is defined under Regulation D and the offering did not involve any form of general solicitation or general advertising.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

ITEM NO.                   DESCRIPTION
--------                   -----------

10.1     Modification and Amendment Agreement dated December 30, 2008
10.2     Form of Interest Note dated December 30, 2008
10.3     Form of Liquidated Damages Note dated December 30, 2008

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   January 2, 2009

                                            AETHLON MEDICAL, INC.

                                            By: /S/ JAMES A. JOYCE
                                                --------------------------------
                                                James A. Joyce
                                                Chief Executive Officer